UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2015

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

https://twitter.com/zillowgroup

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On February 19, 2015, Trulia, Inc. (“Trulia”), a wholly owned subsidiary of Zillow Group, Inc. (“Zillow Group”), received a notice from Move Sales, Inc. (“Move”) of Move’s intent to terminate the Platform Services Agreement, dated June 19, 2012, by and between Trulia and Move (the “Agreement”), effective February 26, 2015, as a result of Zillow Group’s acquisition of Trulia on February 17, 2015. Neither Trulia nor Zillow Group will incur any early termination penalties as a result of the Agreement’s termination.

On February 20, 2015, Trulia filed a complaint in the Superior Court of the State of California, County of San Francisco, against Move. The complaint alleged, among other things, breach of contract by Move in seeking to terminate the Agreement and sought injunctive relief to prevent termination of the Agreement.

On March 12, 2015, Trulia and Move entered into a stipulated settlement under which Move agreed to withdraw its notice of termination and continue to abide by the Agreement until April 7, 2015 when, pursuant to the settlement, the current term of the Agreement will expire. In exchange, Trulia agreed to dismiss the aforementioned lawsuit it filed against Move in February 2015.

As previously disclosed, Trulia entered into the Agreement in June 2012. Under the terms of the Agreement, Move granted to Trulia a nonexclusive license to display listings on Trulia’s platform and to use these listings for the purpose of providing real estate professionals with information relating to lead generation management and advertising products. The Agreement contains a 48-month term and renews automatically for additional one year terms unless canceled upon the provision of 90 days prior notice by either party. The Agreement is not cancelable by Move except in the case of material uncured breach by Trulia, Trulia’s filing for bankruptcy, insolvency or assignment for the benefit of creditors, if a receiver is appointed on Trulia’s behalf, or under certain other limited circumstances. The Agreement contains customary representations and warranties. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as Exhibit 10.13 to Trulia’s Amendment No. 1 to the Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on September 7, 2012, which text of the Agreement is incorporated herein by reference.

On January 6, 2015, Zillow, Inc. (“Zillow”), a wholly owned subsidiary of Zillow Group, reported in a Current Report on Form 8-K that the Platform Services Agreement, dated April 7, 2011, by and between Zillow and Threewide Corporation, as predecessor in interest to Move, Inc., will expire on April 7, 2015.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Move’s future performance of its obligations under the Agreement. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. Factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in Zillow, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, under the caption “Risk Factors” in Trulia’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the companies’ other filings with the Securities and Exchange Commission. Except as may be required by law, Zillow Group does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2015	ZILLOW GROUP, INC.

	By:	/s/ Spencer M. Rascoff
Name: Spencer M. Rascoff
Title: Chief Executive Officer